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                                                                    EXHIBIT 2.18

                                                             AMENDMENT AGREEMENT

                                         James Hardie International Finance B.V.

                                                    James Hardie Industries N.V.

                               Wells Fargo HSBC Trade Bank, National Association

                   Standby Loan Agreement dated 20 July 2000 as amended, novated and restated from time to time

                                                               The Chifley Tower
                                                                2 Chifley Square
                                                               Sydney  NSW  2000
                                                              Tel 61 2 9230 4000
                                                              Fax 61 2 9230 5333
                                                                  www.aar.com.au

                                       (C) Copyright Allens Arthur Robinson 2004

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AMENDMENT AGREEMENT                                       Allens Arthur Robinson

TABLE OF CONTENTS

1.       DEFINITIONS AND INTERPRETATION              1
         1.1      Definition                         1
         1.2      Facility Agreement definitions     1
         1.3      Interpretation                     1

2.       AMENDMENT                                   1

3.       REPRESENTATIONS AND WARRANTIES              2
         3.1      Representations and warranties     2
         3.2      Reliance                           2

4.       BORROWER'S ACKNOWLEDGEMENT                  2

5.       EXPENSES                                    2

6.       STAMP DUTIES                                2

7.       GOVERNING LAW AND JURISDICTION              2

8.       COUNTERPARTS                                3

                                                                        Page (i)

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AMENDMENT AGREEMENT                                       Allens Arthur Robinson

DATE

PARTIES

      1. JAMES HARDIE INTERNATIONAL FINANCE B.V. incorporated in the Netherlands, having its statutory seat at Amsterdam, The Netherlands of Strawinskylaan 3077, 1077 ZX Amsterdam, The Netherlands (the BORROWER);

      2. JAMES HARDIE INDUSTRIES N.V. incorporated in the Netherlands, having its statutory seat at Amsterdam, The Netherlands of Strawinskylaan 3077, 1077 ZX Amsterdam, The Netherlands (JHINV); and

      3. WELLS FARGO HSBC TRADE BANK, NATIONAL ASSOCIATION of 333 South Grand Avenue, Suite 800, Los Angeles CA 90071 USA (the LENDER).

RECITALS

      A The Borrower, JHINV and the Lender are parties to a Standby Loan Agreement dated 20 July 2000, as amended, novated and restated on 27 August 2001 and further amended and novated on 16 December 2002 (the FACILITY AGREEMENT).

      B The parties to this Agreement have agreed that the Facility Agreement be further amended on the terms set out in this Agreement.

IT IS AGREED as follows.

1.    DEFINITIONS AND INTERPRETATION

1.1   DEFINITION

      The following definition applies unless the context requires otherwise.

      EFFECTIVE DATE means 30 April 2004.

1.2   FACILITY AGREEMENT DEFINITIONS

      Unless otherwise defined in this Agreement the terms defined in the Facility Agreement have the same meaning when used in this Agreement.

1.3   INTERPRETATION

      Clauses 1.2 and 1.3 of the Facility Agreement apply to this Agreement as if set out in full.

2.    AMENDMENT

      With effect from the Effective Date, the Facility Agreement shall be amended as follows:

      (a) (RECITAL A) In Recital, "US$15,000,000" is deleted and replaced with "US$30,000,000".

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AMENDMENT AGREEMENT                                       Allens Arthur Robinson

      (b) (CLAUSE 1.1) In the definition of COMMITMENT, "US$15,000,000" is deleted and replaced with "US$30,000,000".

3.    REPRESENTATIONS AND WARRANTIES

3.1   REPRESENTATIONS AND WARRANTIES

      The Borrower and JHINV each represent and warrant for the benefit of the Lender that:

(a) the representations and warranties set out in clause 16.1 of the Facility Agreement are true and correct in relation to it on and as of the date of this Agreement and the Effective Date as though they had been made at each such date in respect of the facts and circumstances then subsisting; and

(b) no Event of Default is subsisting or will be subsisting immediately before or following the novations and amendment contemplated by this Agreement.

3.2   RELIANCE

      The Borrower and JHINV each acknowledge that the Lender has entered into this Agreement in reliance on the representations and warranties in clause 3.1.

4.    BORROWER'S ACKNOWLEDGEMENT

      The Borrower acknowledges that it shall continue to be bound by and will comply with the provisions of the Facility Agreement which are expressed to be binding on it.

5.    EXPENSES

      The Borrower shall reimburse the Lender for its costs and expenses of and relating to the preparation, execution and completion of, or the enforcement of, or preservation of any rights under, this Agreement, including legal costs and expenses on a full indemnity basis.

6.    STAMP DUTIES

      The Borrower shall pay all stamp, transaction, registration, financial institutions, bank account debit and other duties and taxes (including fines and penalties) which may be payable or determined to be payable in relation to the execution, delivery, performance or enforcement of this Agreement or any payment or receipt or other transaction contemplated by this Agreement.

7.    GOVERNING LAW AND JURISDICTION

      This Agreement is governed by the laws of New South Wales. Each party submits to the non-exclusive jurisdiction of courts exercising jurisdiction there.

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AMENDMENT AGREEMENT                                       Allens Arthur Robinson

8.    COUNTERPARTS

      This Agreement may be executed in any number of counterparts. All counterparts together will be taken to constitute one instrument.

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AMENDMENT AGREEMENT                                       Allens Arthur Robinson

EXECUTED as an agreement.

Each attorney executing this Agreement states that he has no notice of revocation or suspension of this power of attorney.

SIGNED for
JAMES HARDIE INTERNATIONAL FINANCE B.V. by its attorney in the presence of:

/s/ Jeroen Stultiens                    /s/ Folkert H Zwinkels
------------------------------------    ----------------------------------------
Witness Signature                       Attorney Signature

Jeroen Stultiens                        Folkert H Zwinkels
------------------------------------    ----------------------------------------
Print Name                              Print Name

SIGNED for

JAMES HARDIE INDUSTRIES N.V. by its attorney in the presence of:

/s/ Peter Macdonald                     /s/ Peter Shafron
------------------------------------    ----------------------------------------
Witness Signature                       Attorney Signature

Peter Macdonald                         Peter Shafron
------------------------------------    ----------------------------------------
Print Name                              Print Name

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AMENDMENT AGREEMENT                                       Allens Arthur Robinson

SIGNED for
WELLS FARGO HSBC TRADE BANK, NATIONAL
ASSOCIATION by its authorised officer:

/s/ Kollyn D. Kanz
------------------------------------
Signature

Kollyn D. Kanz
------------------------------------
Print Name

Vice President, Relationship Manager
------------------------------------
Title/Position

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